                                                                       EXHIBIT D

RIGHTS MAY NOT BE EXERCISED FOR FEWER THAN 50 SHARES OF THE CLASS A COMMON STOCK
                  OF DIAMOND TECHNOLOGY PARTNERS INCORPORATED

No. R             RIGHTS TO PURCHASE CLASS A COMMON STOCK OF     ______________
                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED     Number of Rights
                      INCORPORATED UNDER THE LAWS OF THE
                               STATE OF DELAWARE
    THIS RIGHT EXPIRES AT 5:00 P.M., NEW YORK CITY TIME ON MARCH ____, 1997


                                                               CUSIP 252762 11 7





  This Rights Certificate certifies that



, or registered assigns, is the owner of the number of Rights indicated above, each of which Rights entitles the owner thereof to subscribe for one fully paid and nonassessable share of the Class A common stock, $.001 par value ("Class A Common Stock"), of Diamond Technology Partners Incorporated (the "Company") during the period beginning February __, 1997 and expiring at 5:00 p.m. New York City time, on March _____, 1997 (the "Expiration Date"), upon payment of U.S.$__________ per share of Class A Common Stock (the "Exercise Price"). The Exercise Price is payable upon the exercise of these Rights either in cash or by check or money order to the order of "Safeguard Escrow Account." This Rights Certificate is issued under, and the Rights represented hereby are subject to, the terms and conditions contained in the prospectus dated February ___, 1997 (the "Prospectus"). Reference is hereby made to such Prospectus, the terms and conditions of which are incorporated herein by reference, for a more complete statement of the rights and the limitations of rights of the registered holder hereof and for information concerning the Company.

  To exercise these Rights, the Election To Purchase and Substitute Form W-9 on
                                                     ---
the reverse side hereof must be properly completed and executed and this Rights Certificate, or Notice of Guaranteed Delivery, and the Exercise Price as provided above must be received by ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent") on or before the Expiration Date. In the event these Rights are exercised in respect of fewer than all of the shares purchasable hereunder, the Rights Agent, to the extent it is able to do so prior to the Expiration Date, will issue a new Rights Certificate for the remaining number of such shares if it is requested to do so as provided on the reverse side hereof.

  This Rights Certificate is transferable at the office of the Rights Agent by the registered holder hereof, in person or by attorney duly authorized in writing, upon surrender of the Rights Certificate, with the Assignment on the reverse side hereof properly completed and executed, and the payment of any transfer tax. Upon any such transfer, a new Rights Certificate or Certificates of different denominations of like tenor and representing in the aggregate the right to purchase a like number of shares of Class A Common Stock, will be issued to the transferee in exchange for this Rights Certificate. This Rights Certificate, when surrendered at the office of the Rights Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged for another Rights Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Class A Common Stock. Rights holders should be aware that if they choose to exercise or to transfer less than all of the Rights evidenced hereby, a new Rights Certificate may not be received in sufficient time to exercise the remaining Rights evidenced thereby. The Company, the Selling Stockholders named in the Prospectus and the Rights Agent shall have no liability to a transferee or transferor of Rights if Rights Certificates are not received in time for exercise or sale prior to the Expiration Date.

  The holder of these Rights shall not be entitled to any of the rights of a stockholder of the Company prior to the issuance of certificates representing the Class A Common Stock of the Company purchased upon exercise of these Rights. This Rights Certificate shall not be valid unless countersigned by the Rights Agent.

  IN WITNESS WHEREOF, Diamond Technology Partners Incorporated has caused the facsimile signature of its Chairman, Chief Executive Officer and President and its Secretary to be printed hereon.

Dated:

Countersigned:

     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
     Rights Agent
By

     Authorized Signature            Chairman, Chief                  Secretary
                                     Executive Officer and
                                     President

By Mail:                            By Hand or by Overnight/Express Mail Courier
---------                           --------------------------------------------
ChaseMellon Shareholder             ChaseMellon Shareholder Services, L.L.C.
Services, L.L.C.                    Attn:  Reorganization Dept.
P.O. Box 798                        120 Broadway, 13th Floor
Midtown Station                     New York, NY  10271
New York, NY  10018

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                              ELECTION TO PURCHASE

The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Class A Common Stock of Diamond Technology Partners Incorporated as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged. The undersigned hereby certifies that Rights are not being exercised on behalf of beneficial owners resident in jurisdictions in which the distribution or exercise of Rights is prohibited.

Number of shares subscribed for/1/:   _______________ (NOTE: 50 share minimum
                                                             required in each
                                                             account)
Total shares subscribed for multiplied
 by the $_______ Exercise Price/2/:   $______________

/1/ Each Right entitles the holder thereof to subscribe for one share of Class A Common Stock.
/2/ If the amount enclosed or transmitted is not sufficient to pay the Exercise Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. Any amount remaining after such division shall be returned to the subscriber.

CASH, CHECK OR MONEY ORDER IN THE AMOUNT OF $______________________PAYABLE TO "SAFEGUARD ESCROW ACCOUNT" IS ENCLOSED.

Certificates for such shares are to be
issued in the name of and delivered to _________________________________________
                                                          Name

________________________________________________________________________________
Street Address                  City                State               Zip Code

If such number of shares shall not be all the shares purchasable hereunder, a new Rights Certificate for the balance remaining of the shares purchasable hereunder will be registered in the name of and delivered to the party named above or in the Assignment below.

Daytime Tel. No.
of Rights Holder:____________________ (IF JOINTLY OWNED, BOTH MUST SIGN)

                                      SIGNATURE(S):_____________________________


Dated:__________________, 1997        __________________________________________
                                      NOTE: The above signature(s) must
                                      correspond with the name(s) as written
                                      upon the face of this Rights Certificate
                                      or with the name(s) of the assignee
                                      appearing in the assignment form below in
                                      every particular without alteration.
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                              SUBSTITUTE FORM W-9
   Department of the Treasury, Internal Revenue Service--Payer's Request for
                     Taxpayer Identification Number (TIN)
    Failure to complete this form may subject you to 31% federal income tax withholding.

Part 1:  PLEASE PROVIDE YOUR TAXPAYER        TIN________________________________
IDENTIFICATION NUMBER IN THE SPACE                   Social Security or Employer
PROVIDED AT RIGHT AND CERTIFY BY SIGNING             Identification Number
AND DATING BELOW

                                             Part 2: Check the box if you are
                                                     awaiting a TIN  [_]

Part 3: CERTIFICATION--UNDER PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct taxpayer identification number (or a TIN has not issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Dated:__________________, 1997        SIGNATURE:________________________________

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
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                                  ASSIGNMENT

For value received, the undersigned
hereby sells, assigns and transfers unto________________________________________
                                                          Name
                                        --------------------------------------
PLEASE INSERT SOCIAL SECURITY NUMBER
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
                                        --------------------------------------

________________________________________________________________________________
Street Address                  City                State               Zip Code

Rights to purchase____________________shares of Class A Common Stock of Diamond Technology Partners Incorporated.


Daytime Tel. No.
of Rights Holder:_________________    (IF JOINTLY OWNED, BOTH MUST SIGN)

Dated:______________________, 1997    SIGNATURE(S):_____________________________

SIGNATURE(S) GUARANTEED               __________________________________________
                                      NOTE: The above signature(s) must
                                      correspond with the name(s) as written
                                      upon the face of this Rights Certificate.
__________________________________
The signature(s) must be guaranteed
by an eligible guarantor institution
(banks, stockbrokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to SEC Rule 17Ad-15.
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